FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS FIRST QUARTER FINANCIAL RESULTS
Cambridge, MA, April 26, 2007 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the first quarter ended March 31, 2007. At March 31, 2007, Idenix’s cash, cash equivalents and marketable securities totaled $161.9 million.
For the first quarter ended March 31, 2007, Idenix reported total revenues of $24.8 million, compared with total revenues of $13.1 million in the first quarter of 2006. Total revenues for the first quarter of 2007 consist of reimbursement by Novartis Pharma AG of expenses incurred by Idenix in connection with the development of Idenix’s product and product candidates, TYZEKA® (telbivudine) and valtorcitabine for the treatment of hepatitis B and valopicitabine (NM283) for the treatment of hepatitis C; the amortization of the up-front fees received by Idenix in connection with Novartis’ license of telbivudine, valtorcitabine and valopicitabine; a regulatory milestone payment from Novartis; and product sales. Idenix reported a net loss of $11.6 million, or a loss of $0.21 per basic and diluted share, for the first quarter ended March 31, 2007, compared to a net loss of $17.2 million, or a loss of $0.31 per basic and diluted share, for the first quarter ended March 31, 2006. The increase in total revenue and decrease in net loss for the period ended March 31, 2007 compared to the same period in 2006 are primarily related to the recognition of a milestone payment for TYZEKA/SEBIVO® (telbivudine) from Novartis.
Business Highlights
Accomplishments realized to date in 2007 include:
•	Telbivudine, which is marketed as TYZEKA in the United States and SEBIVO in the rest of the world, has now received regulatory approval in more than 15 countries around the world. In the first quarter of 2007, SEBIVO was approved in China, one of the largest hepatitis B markets, triggering a regulatory milestone payment from Novartis. In February, the European Medicines Agency’s (EMEA) Committee for Medicinal Products for Human Use (CHMP) recommended approval of SEBIVO in Europe; a final decision from the European Commission is pending. Regulatory decisions are also pending in additional regions around the world.

•	In April, data was presented from two phase IIb studies of valopicitabine in combination with pegylated interferon in treatment-naïve and treatment-refractory hepatitis C patients at the annual meeting of the European Association for the Study of the Liver (EASL). The company is now investigating the triple combination regimen of valopicitabine, pegylated interferon and ribavirin compared to standard of care (pegylated interferon and ribavirin) in a 12-week study. This study is fully enrolled with 117 patients dosed and, to date, there have been only three discontinuations.

•	In April, an electronic investigational new drug (eIND) application for IDX899, a non-nucleoside reverse transcriptase inhibitor (NNRTI) drug candidate for the treatment of HIV, was filed to support a phase I study in healthy volunteers.

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“We are pleased with the speed at which regulatory approvals are being received for TYZEKA/SEBIVO around the world,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “As we work with our partner Novartis to successfully commercialize TYZEKA in the United States and prepare for the potential launch of SEBIVO in the European Union, we are also focused on defining a clear development path for valopicitabine and building our pipeline with novel hepatitis C and HIV drug candidates. We believe the filing of an eIND for IDX899 is yet another example of the strength of our comprehensive discovery program in producing next-generation antiviral therapeutics.”
2007 Financial Guidance
The company continues to expect to end 2007 with between $100 million and $110 million of cash, cash equivalents and marketable securities. Included within this guidance are $20 million in regulatory approval milestone payments from Novartis Pharma AG related to TYZEKA/SEBIVO (telbivudine 600mg tablets), $10 million of which was received in April 2007. The remaining milestone payment is related to regulatory approval of telbivudine in the European Union, which the company anticipates receiving in the second quarter of this year.
Conference Call Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial 800-774-5358 U.S./Canada or 706-758-9475 International and enter passcode 6302807 or to listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. An archived webcast will be available on the Idenix website for two weeks after the call. A replay of the call will also be available from 6:00 p.m. ET on April 26, 2007 until 11:30 p.m. ET on May 10, 2007. To access the replay, please dial 800-642-1687 U.S./Canada or 706-645-9291 International and enter the passcode 6302807.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and HIV. For further information about Idenix, please refer to www.idenix.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “to be,” “expect,” “anticipates,” “advance,” “pending,” “encouraging,” “believe,” or similar expressions and implied statements with respect to Idenix clinical development programs or commercialization activities in HIV, hepatitis B or C, or any potential pipeline candidates and expectations with respect to additional milestone payments and cash balances at the end of 2007. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that Idenix will successfully commercialize TYZEKA or SEBIVO (telbivudine), advance any clinic product candidate or other component of our potential pipeline in the clinic or in the regulatory process. In particular, management’s expectations could be affected by unsuccessful efforts to commercialize TYZEKA or SEBIVO; unexpected regulatory actions or delays; uncertainties relating to results of clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its other product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s annual

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report on Form 10-K for the year ended December 31, 2006 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2007	2006
Revenues:
Collaboration revenue — related party	$24,351	$13,055
Product sales	425	—
Government research grants	30	56

Total revenues	24,806	13,111
Operating expenses (1):
Cost of sales	70	—
Research and development	22,554	22,068
Selling, general and administrative	15,840	10,640

Total operating expenses	38,464	32,708

Loss from operations	(13,658)	(19,597)
Investment income, net	1,978	2,135

Loss before income taxes	(11,680)	(17,462)
Income tax benefit	111	280

Net loss	$(11,569)	$(17,182)

Basic and diluted net loss per share:	($0.21)	($0.31)

Shares used in calculation of basic and diluted net loss per share:	56,126	55,891

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$1,168	$766

Selling, general and administrative	1,237	1,362

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$61,370	$55,892
Marketable securities	57,390	71,251
Receivables from related party	22,605	12,035
Other current assets	7,963	8,427

Total current assets	149,328	147,605
Property and equipment, net	18,416	17,448
Marketable securities, non-current	43,092	59,208
Other assets	4,619	4,204

Total assets	$215,455	$228,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$23,319	$23,429
Deferred revenue, related party	10,796	13,490
Other current liabilities	564	527

Total current liabilities	34,679	37,446
Long-term obligations	7,483	8,523
Deferred revenue, related party, net of current position	40,484	40,471

Total liabilities	82,646	86,440
Stockholders’ equity	132,809	142,025

Total liabilities and stockholders’ equity	$215,455	$228,465

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